SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 7, 2004

(Date of earliest event reported)

Certified Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-31527	88-0444079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5101 N.W. 21st Avenue, Suite 350, Fort Lauderdale, Florida 33309

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (954) 677-0202

ITEM 5.    Other Events and Regulation FD Disclosure.

On April 7, 2004, the Registrant, its operating subsidiaries The Cura Group, Inc., The Cura Group II, Inc., and The Cura Group III, Inc., the Registrant’s President, Chief Executive Officer and Director Danny L. Pixler, the Registrant’s Director Ivan Dobrin, the Registrant’s former Director O. Roy McCartha, the Registrant’s principal shareholder Midwest Merger Management, LLC, and others, were served with a Summons and Complaint in an action entitled BACE International, Inc., et. al. v. Brentwood Capital Corp., et. al. The action was commenced in the United States District Court, Western District of North Carolina. The Plaintiffs allege that the Registrant and the other defendants conspired to defraud the Plaintiffs to transfer and sell all of their human resource service operations to the Registrant (the “Acquisition”) by providing allegedly fraudulent letters of credit to the Plaintiffs’ worker’s compensation insurance carriers. The Plaintiffs demand the Court enforce the terms of the Acquisition including the assumption of the Plaintiff’s liabilities, payment of obligations to the Plaintiffs in the aggregate amount of $4,650,000 and delivery to the Plaintiffs of 650,000 shares of the Registrant’s common stock and an option to purchase 100,000 shares of the Registrant’s common stock. The Acquisition was reported in the Registrant’s Form 8-K filed on July 10, 2003. The Registrant’s time to respond to the pleadings has not yet expired. However, the Registrant intends to vigorously defend against this action and has previously commenced two separate actions against the Plaintiffs for fraudulently over-stating the value of the Acquisition in the approximate amount of $14,300,000 and an equitable action to force the delivery of certain information and materials acquired in the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2004
CERTIFIED SERVICES, INC.
By: /s/ Danny L. Pixler Name: Danny L. Pixler Title: Chief Executive Officer